UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2013

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Gregory R. Liberman

On October 17, 2013, Spark Networks, Inc. (the “Company”) and Gregory R. Liberman, the Company’s President and Chief Executive Officer, entered into Amendment No. 2 (the “Amendment”) to his Executive Employment Agreement, which was originally entered into on April 11, 2011 and amended by Amendment No. 1 on December 20, 2012 (together, the “Agreement”). The Amendment alters certain of Mr. Liberman’s benefits upon termination and a change of control of the Company.

The Amendment specifies that upon termination by either party, for any reason, Mr. Liberman will receive his prorated base salary earned as of the date of termination, plus any accrued unused vacation and the amount of any annual bonus earned but unpaid for performance for the fiscal year of the Company ended before the date of Mr. Liberman’s termination.

The Amendment alters the terms of the single cash lump-sum severance payment Mr. Liberman will receive if he is terminated without cause or if he leaves for good reason. Pursuant to the Amendment, the single cash lump-sum severance payment will consist of 100% of his base salary plus (i) 50% of his target annual bonus, if the termination occurs on or prior to June 30th of the fiscal year, or (ii) his target annual bonus, if the termination occurs on or after July 1st of the fiscal year. If the termination of employment without cause or for good reason occurs at any time on or after the date of a change of control of the Company, the single cash lump-sum payment will consist of 200% of Mr. Liberman’s base salary plus (i) 50% of his target annual bonus, if the termination occurs on or prior to June 30th of the fiscal year, or (ii) his target annual bonus, if the termination occurs on or after July 1st of the fiscal year.

Solely for purposes of determining the single cash lump-sum severance payment upon a termination without cause or upon Mr. Liberman’s departure for good reason, the definition of change of control was amended to include the situation where during any period of 24 consecutive months the directors serving on the Company’s board of directors at the beginning of such period cease to constitute at least a majority of the members of the board.

The Amendment also provides for full vesting of all of Mr. Liberman’s outstanding, unexercised options as of the date of a change of control of the Company without regard to an obligation to provide continued employment to the successor company.

The Amendment is effective October 17, 2013. There were no other changes to Mr. Liberman’s Employment Agreement. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Liberman’s Amendment in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Amendment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 2 to Employment Agreement dated October 17, 2013 between Spark Networks, Inc. and Gregory R. Liberman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: October 18, 2013
	By:	/s/ Joshua Kreinberg
	Name:	Joshua Kreinberg
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment No. 2 to Employment Agreement dated October 17, 2013 between Spark Networks, Inc. and Gregory R. Liberman